                                                                   Exhibit 10.19


================================================================================
                                               Published CUSIP Number: 53567VAA3


                                CREDIT AGREEMENT


                          Dated as of November 23, 2004


                                      among


                             LINENS 'N THINGS, INC.
                                       and
                     The Subsidiary Borrowers party hereto,
                                as the Borrowers,


                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                               and an L/C Issuer,

                                       and

                         The Other Lenders Party Hereto



                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS
Section                                                                     Page


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.....................................1
      1.01   DEFINED TERMS.....................................................1
      1.02   OTHER INTERPRETIVE PROVISIONS....................................20
      1.03   ACCOUNTING TERMS.................................................21
      1.04   ROUNDING.........................................................21
      1.05   TIMES OF DAY.....................................................21
      1.06   LETTER OF CREDIT AMOUNTS.........................................22

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS..............................22
      2.01   COMMITTED LOANS..................................................22
      2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.....22
      2.03   BID LOANS........................................................24
      2.04   LETTERS OF CREDIT................................................27
      2.05   SWING LINE LOANS.................................................36
      2.06   PREPAYMENTS......................................................39
      2.07   TERMINATION OR REDUCTION OF COMMITMENTS..........................40
      2.08   REPAYMENT OF LOANS...............................................40
      2.09   INTEREST.........................................................40
      2.10   FEES.............................................................41
      2.11   COMPUTATION OF INTEREST AND FEES.................................42
      2.12   EVIDENCE OF DEBT.................................................42
      2.13   PAYMENTS GENERALLY; FUNDING BY ADMINISTRATIVE AGENT..............43
      2.14   SHARING OF PAYMENTS BY LENDERS...................................45
      2.15   INCREASE IN COMMITMENTS..........................................45
      2.16   SUBSIDIARY BORROWER JOINDER AGREEMENT............................46

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY............................47
      3.01   TAXES............................................................47
      3.02   ILLEGALITY.......................................................49
      3.03   INABILITY TO DETERMINE RATES.....................................50
      3.04   INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS...............50
      3.05   COMPENSATION FOR LOSSES..........................................52
      3.06   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS...................52
      3.07   SURVIVAL.........................................................53

ARTICLE IV CONDITIONS PRECEDENT TO CLOSING DATE AND CREDIT EXTENSIONS.........53
      4.01   CONDITIONS OF CLOSING DATE AND INITIAL CREDIT EXTENSION..........53
      4.02   CONDITIONS TO ALL CREDIT EXTENSIONS..............................55

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................56
      5.01   EXISTENCE AND POWER..............................................56
      5.02   AUTHORITY........................................................56

      5.03   BINDING AGREEMENT................................................56
      5.04   LITIGATION.......................................................56
      5.05   NO CONFLICTING AGREEMENT.........................................57
      5.06   TAXES............................................................57
      5.07   COMPLIANCE WITH APPLICABLE LAW, FILINGS..........................58
      5.08   GOVERNMENTAL REGULATIONS.........................................58
      5.09   FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS................58
      5.10   NO MISREPRESENTATION.............................................58
      5.11   PLANS............................................................59
      5.12   ENVIRONMENTAL MATTERS............................................59
      5.13   FINANCIAL STATEMENTS.............................................59
      5.14   SOLVENCY; EVENTS OF DEFAULT......................................60
      5.15   TITLE TO PROPERTIES..............................................60
      5.16   SUBSIDIARIES.....................................................60
      5.17   CONTRACTS WITH AFFILIATES........................................60
      5.18   DISCLOSURE.......................................................61
      5.19   RESTRICTIONS ON LOAN PARTIES.....................................61

ARTICLE VI AFFIRMATIVE AND FINANCIAL COVENANTS................................61
      6.01   LEGAL EXISTENCE..................................................61
      6.02   TAXES............................................................61
      6.03   INSURANCE........................................................62
      6.04   PERFORMANCE OF OBLIGATIONS.......................................62
      6.05   CONDITION OF PROPERTY............................................62
      6.06   OBSERVANCE OF LEGAL REQUIREMENTS.................................62
      6.07   FINANCIAL STATEMENTS AND OTHER INFORMATION.......................62
      6.08   RECORDS..........................................................65
      6.09   AUTHORIZATIONS...................................................65
      6.10   FINANCIAL COVENANTS..............................................65
      6.11   FURTHER ASSURANCES...............................................66
      6.12   ADDITIONAL SUBSIDIARY GUARANTORS.................................66
      6.13   USE OF PROCEEDS..................................................66
      6.14   CHANGES TO FISCAL YEAR...........................................66

ARTICLE VII NEGATIVE COVENANTS................................................66
      7.01   INDEBTEDNESS.....................................................67
      7.02   LIENS............................................................67
      7.03   DISPOSITIONS.....................................................68
      7.04   MERGER OR CONSOLIDATION, ETC.....................................68
      7.05   ACQUISITIONS.....................................................69
      7.06   RESTRICTED PAYMENTS..............................................69
      7.07   LIMITATION ON UPSTREAM DIVIDENDS BY SUBSIDIARIES.................70
      7.08   LIMITATION ON NEGATIVE PLEDGES...................................70
      7.09   CERTAIN DOCUMENTS................................................70
      7.10   BUSINESS CHANGE..................................................70
      7.11   INVESTMENTS......................................................70
      7.12   SALE AND LEASEBACK...............................................71

      7.13   TRANSACTIONS WITH AFFILIATES.....................................71

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES...................................71
      8.01   EVENTS OF DEFAULT................................................71
      8.02   REMEDIES UPON EVENT OF DEFAULT...................................74
      8.03   APPLICATION OF FUNDS.............................................75

ARTICLE IX ADMINISTRATIVE AGENT...............................................76
      9.01   APPOINTMENT AND AUTHORITY........................................76
      9.02   RIGHTS AS A LENDER...............................................76
      9.03   EXCULPATORY PROVISIONS...........................................76
      9.04   RELIANCE BY ADMINISTRATIVE AGENT.................................77
      9.05   DELEGATION OF DUTIES.............................................77
      9.06   RESIGNATION OF ADMINISTRATIVE AGENT..............................78
      9.07   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS...........79
      9.08   NO OTHER DUTIES, ETC.............................................79
      9.09   ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM....................79
      9.10   COLLATERAL AND GUARANTY MATTERS..................................80

ARTICLE X MISCELLANEOUS.......................................................80
      10.01  AMENDMENTS, ETC..................................................80
      10.02  NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.................82
      10.03  NO WAIVER; CUMULATIVE REMEDIES...................................83
      10.04  EXPENSES; INDEMNITY; DAMAGE WAIVER...............................83
      10.05  PAYMENTS SET ASIDE...............................................85
      10.06  SUCCESSORS AND ASSIGNS...........................................86
      10.07  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY................90
      10.08  RIGHT OF SETOFF..................................................90
      10.09  INTEREST RATE LIMITATION.........................................91
      10.10  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.........................91
      10.11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................91
      10.12  SEVERABILITY.....................................................92
      10.13  REPLACEMENT OF LENDERS...........................................92
      10.14  GOVERNING LAW; JURISDICTION; ETC.................................93
      10.15  WAIVER OF JURY TRIAL.............................................94
      10.16  USA PATRIOT ACT NOTICE...........................................94

ARTICLE XI GUARANTY OF THE COMPANY............................................94
      11.01  GUARANTY.........................................................94
      11.02  ABSOLUTE OBLIGATION..............................................95
      11.03  GUARANTY OF PAYMENT..............................................95
      11.04  REPAYMENT IN BANKRUPTCY..........................................96
      11.05  OTHER PROVISIONS IN GUARANTY.....................................97

SCHEDULES

      1.01   Existing Letters of Credit
      2.01   Commitments and Applicable Percentages
      5.16   Subsidiaries
      5.17   Contracts with Affiliates
      7.01   Existing Indebtedness
      7.02   Existing Liens
      7.11   Existing Investments
      10.02  Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS
             FORM OF

      A      Committed Loan Notice
      B-1    Bid Request
      B-2    Competitive Bid
      C      Swing Line Loan Notice
      D      Note
      E      Compliance Certificate
      F      Assignment and Assumption
      G      Subsidiary Guaranty
      H      Subsidiary Borrower Joinder Agreement

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT ("AGREEMENT") is entered into as of November 23, 2004, among LINENS 'N THINGS, INC., a Delaware corporation (the "COMPANY"), each Subsidiary Borrower that is a signatory hereto or that becomes a party hereto pursuant to the provisions of SECTION 2.16, each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

        The Company has requested that the Lenders provide a revolving credit facility to the Borrowers hereunder, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

        1.01    DEFINED TERMS.

        As used in this Agreement, the following terms shall have the meanings set forth below:

        "ABSOLUTE RATE" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

        "ABSOLUTE RATE LOAN" means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

        "ACQUISITION" means, with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of substantially all of the assets, or any division or segment, of such other Person shall be deemed to be in the ordinary course of business.

        "ADMINISTRATIVE AGENT" means Bank of America in its capacity as Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

        "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

        "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

        "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders. The Aggregate Commitments of all the Lenders on the Closing Date shall be $250,000,000.

        "AGREEMENT" means this Credit Agreement.

        "APPLICABLE PERCENTAGE" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "APPLICABLE RATE" means, from time to time, for the purposes of calculating (a) the Facility Fee for the purposes of SECTION 2.10(A); (b) the interest rate applicable to Eurodollar Rate Loans for the purposes of SECTION 2.09; (c) the interest rate applicable to Base Rate Loans for the purposes of
SECTION 2.09, and (d) each of the Commercial Letter of Credit Fee and the Standby Letter of Credit Fee for the purposes of SECTION 2.04(I), the following percentages per annum, based upon the Fixed Charge Coverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(B):

-------------- ---------------------------- -------------- ----------------- ------------------ -------------------
                                                              EURODOLLAR
                                                              RATE LOANS
                                                           ----------------
                                                            STANDBY LETTER
               FIXED CHARGE                                       OF                             COMMERCIAL LETTER
PRICING LEVEL  COVERAGE RATIO                FACILITY FEE     CREDIT FEE       BASE RATE LOANS    OF CREDIT FEE
-------------- ---------------------------- -------------- ----------------- ------------------ -------------------
      1        >  2.10:1.00                    0.150%           0.725%             0.00%             0.3625%
-------------- ---------------------------- -------------- ----------------- ------------------ -------------------
      2        > 1.85:1.00 but < 2.10:1:00     0.175%           0.825%             0.00%             0.4125%
                               -
-------------- ---------------------------- -------------- ----------------- ------------------ -------------------
      3        > 1.70:1.00 but < 1.85:1:00     0.200%           0.925%             0.00%             0.4625%
                               -
-------------- ---------------------------- -------------- ----------------- ------------------ -------------------
      4        > 1.60:1.00 but < 1.70:1:00     0.250%           1.00%              0.00%              0.500%
                               -
-------------- ---------------------------- -------------- ----------------- ------------------ -------------------
      5        < 1.60:1:00                     0.300%           1.20%              0.20%              0.600%
               -
-------------- ---------------------------- -------------- ----------------- ------------------ -------------------

Any increase or decrease in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to
SECTION 6.07(C); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the fifth Business Day after delivery of the overdue Compliance Certificate. The Applicable Rate in effect from the Closing Date through the fifth Business Day after the date on which the Company delivers the required financial statements and Compliance Certificate for the fiscal quarter ending January 1, 2005 shall be determined based upon Pricing Level 3.

        "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

        "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

        "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

        "BANK OF AMERICA" means Bank of America, N.A. and its successors.

        "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "BASE RATE COMMITTED LOAN" means a Committed Loan that is a Base Rate Loan.

        "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

        "BID BORROWING" means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

        "BID LOAN" has the meaning specified in SECTION 2.03(A).

        "BID LOAN LENDER" means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.

        "BID LOAN SUBLIMIT" means an amount equal to $35,000,000. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "BID REQUEST" means a written request for one or more Bid Loans substantially in the form of EXHIBIT B-1.

        "BORROWERS" means, collectively, the Company and the Subsidiary Borrowers, and "BORROWER" means any one of them.

        "BORROWING" means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

        "CASH COLLATERALIZE" has the meaning specified in SECTION 2.04(G).

        "CASH EQUIVALENTS": means (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial or financial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, by S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, (vi) investments in tax-exempt municipal bonds maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable with respect thereto from either S&P or Moody's and (vii) investments in overnight repurchase agreements with any Lender or any primary securities dealer to the extent that such Lender or securities dealer is able to segregate the securities subject to such repurchase agreements and such securities consist of the type described in clauses (i) and (iii) above.

        "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

        "CLOSING DATE" means the first date all the conditions precedent in
SECTION 4.01 are satisfied or waived in accordance with SECTION 10.01.

        "CODE" means the Internal Revenue Code of 1986.

        "COMMITMENT" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to SECTION 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

        "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to
SECTION 2.01.

        "COMMITTED LOAN" has the meaning specified in SECTION 2.01.

        "COMMITTED LOAN NOTICE" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to SECTION 2.02(A), which, if in writing, shall be substantially in the form of EXHIBIT A.

        "COMPANY" has the meaning specified in the introductory paragraph hereto.

        "COMPANY GUARANTEED OBLIGATIONS" has the meaning specified in SECTION 11.01.

        "COMPANY GUARANTY" means the Guaranty made by the Company in favor of the Administrative Agent and the Lenders pursuant to ARTICLE XI hereof.

        "COMPETITIVE BID" means a written offer by a Lender to make one or more Bid Loans, substantially in the form of EXHIBIT B-2, duly completed and signed by a Lender.

        "COMPLIANCE CERTIFICATE" has the meaning specified in SECTION 6.07.

        "CONSOLIDATED" means the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "CONTINGENT OBLIGATION" means, as to any Person (the "secondary obligor"), (a) any obligation of such secondary obligor guaranteeing or in effect guaranteeing any return on any investment made by another Person, (b) any obligation of such secondary obligor guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property, or (c) any Lien on any assets of such secondary obligor securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such secondary obligor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

        "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

        "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

        "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "DEFAULT RATE" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate PLUS
(ii) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (iii) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

        "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        "DISCRETIONARY L/C ISSUER" has the meaning specified in SECTION 2.04(B)(V).

        "DISPOSITION" means with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of: (a) the Stock of, or other equity interests of, any other Person, (b) any business, operating entity, division or segment thereof, or (c) any other Property of such Person, other than sales of inventory (other than in connection with bulk transfers); provided, however, that the term "Disposition" shall not include a sale, assignment, transfer or other disposition by a Subsidiary to any other Subsidiary, provided that the same does not materially and adversely affect the interests of the Lenders under the Loan Documents.

        "DOLLAR" and "$" mean lawful money of the United States.

        "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

        "EBITDA" means earnings from operations of the Company and its Subsidiaries on a Consolidated basis for the immediately preceding four fiscal quarter period, plus the sum of, without duplication, (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization for such period, each to the extent deducted from such earnings for such period. EBITDA shall be adjusted to exclude nonrecurring gains and losses, and excluding any impact resulting from the Financial Accounting Standards Board's Emerging Issue Task Force ("EITF") Issue No. 02-16, accounting for vender allowances, or any other EITF accounting adjustments that are non-cash in nature.

        "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

        "EMPLOYEE BENEFIT PLAN" means an employee benefit plan, within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Company, any Subsidiary or any ERISA Affiliate.

        "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

        "ERISA AFFILIATE" means, when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code or, solely with respect to the applicable provisions of the Code, Sections 414(m) or (o) of the Code, of which the Company or any Subsidiary is a member.

        "EURODOLLAR BID MARGIN" means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

        "EURODOLLAR MARGIN BID LOAN" means a Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

        "EURODOLLAR RATE" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

        "EURODOLLAR RATE COMMITTED LOAN" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

        "EURODOLLAR RATE LOAN" means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.

        "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

        "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under SECTION 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
SECTION 3.01(E), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to SECTION 3.01(A).

        "EXISTING CREDIT AGREEMENT" means the Credit Agreement, dated as of October 20, 2000, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, Fleet National Bank, as administrative agent, The Bank of New York, as syndication agent, Wachovia Bank National Association (f/k/a First Union National Bank), as documentation agent, and Summit Bank, as managing agent, as amended prior to the Closing Date.

        "EXISTING LETTERS OF CREDIT" means the letters of credit described on
SCHEDULE 1.01.

        "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "FEE LETTER" means the letter agreement, dated October 18, 2004, among the Company, the Administrative Agent and the Arranger.

        "FINANCIAL STATEMENTS" has the meaning specified in SECTION 5.13.

        "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (i) the sum of EBITDA and Rental Expense to (ii) the sum of Interest Expense and Rental Expense.

        "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        "FRB" means the Board of Governors of the Federal Reserve System of the United States.

        "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

        "GRANTING LENDER" has the meaning specified in SECTION 10.06(H).

        "GUARANTIES" means, collectively, the Company Guaranty and the Subsidiary Guaranty, each individually, a "GUARANTY."

        "GUARANTORS" means, collectively, the Company and each Subsidiary Guarantor, and "GUARANTOR" means any one of them.

        "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        "INDEBTEDNESS" means, as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding, however, for purposes of SECTION 6.10(B) only, documentary letters of credit obtained in the ordinary course of business by the Company or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (f) capital leases and Synthetic Lease Obligations, (g) the outstanding attributed principal amount under any asset securitization program of such Person (h) Contingent Obligations (excluding for purposes of SECTION 6.10(B) Contingent Obligations in respect of any indebtedness, obligation or liability other than those described in items
(a) - (g) above), (i) net obligations of such Person under any Swap Contract (except for the purposes of SECTION 6.10(B) only), and (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non recourse to such Person.

        "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

        "INDEMNITEES" has the meaning specified in SECTION 10.04(B).

        "INTERCOMPANY DEBT" means (i) Indebtedness of the Company to one or more of the Subsidiaries and (ii) demand Indebtedness of one or more of the Subsidiaries to the Company or any one or more of the other Subsidiaries.

        "INTEREST EXPENSE" means the sum of all interest (adjusted to give effect to all interest rate swap, cap or other similar interest rate hedging arrangements, all as determined in accordance with GAAP) paid or accrued in respect of Consolidated Indebtedness for the immediately preceding four fiscal quarter period, determined in accordance with GAAP.

        "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

        "INTEREST PERIOD" means (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 3 days and not more than 90 days as selected by a Borrower in its Bid Request; PROVIDED that:

                (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (iii)   no Interest Period shall extend beyond the Maturity
        Date.

        "INVESTMENTS" has the meaning specified in SECTION 7.11.

        "IRS" means the United States Internal Revenue Service.

        "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

        "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

        "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

        "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

        "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

        "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, any Discretionary L/C Issuer, any Lender that has issued an Existing Letter of Credit (including for the purpose hereof, Fleet National Bank and its sucessors), or any successor issuer of Letters of Credit hereunder.

        "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

        "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

        "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

        "LETTER OF CREDIT" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

        "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

        "LETTER OF CREDIT EXPIRATION DATE" means the day that is five (5) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

        "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.04(I).

        "LETTER OF CREDIT SUBLIMIT" means an amount equal to $80,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments

        "LEVERAGE RATIO" means, as of any date of determination, the ratio of
(a) Consolidated Indebtedness as of such date TO (b) EBITDA at such time.

        "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

        "LOAN" means an extension of credit by a Lender to a Borrower under
ARTICLE II in the form of a Committed Loan, a Bid Loan or a Swing Line Loan.

        "LOAN DOCUMENTS" means this Agreement, each Note, each Issuer Document, each Subsidiary Borrower Joinder Agreement, each Subsidiary Guarantor Joinder Agreement and the Fee Letter.

        "LOAN PARTIES" means, collectively, the Company, each other Borrower and each Subsidiary Guarantor.

        "MARGIN STOCK" means any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

        "MATURITY DATE" means November __________, 2009.

        "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

        "MULTIEMPLOYER PLAN" means A Pension Plan which is a multiemployer plan defined in Section 4001(a)(3) of ERISA.

        "NET WORTH" means, as of any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Company and its Subsidiaries determined in accordance with GAAP as at such date.

        "NOTE" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT D.

        "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under (i) any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (ii) any Swap Contract of a Loan Party to which a Lender or any Affiliate of such Lender is a party, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

        "OUTSTANDING AMOUNT" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

        "PARTICIPANT" has the meaning specified in SECTION 10.06(D).

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

        "PENSION PLAN" means, at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Company, any Subsidiary or an ERISA Affiliate.

        "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "PROHIBITED TRANSACTION" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

        "PROPERTY" means, in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

        "REGISTER" has the meaning specified in SECTION 10.06(C).

        "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, Administrative Agents and advisors of such Person and of such Person's Affiliates.

        "RENTAL EXPENSE" means the sum of all rental expense (determined in the same manner as set forth in the notes to the Financial Statements) of the Company and its Subsidiaries on a Consolidated basis for the immediately preceding four fiscal quarter period, determined in accordance with GAAP.

        "REPORTABLE EVENT" MEANS, with respect to any Pension Plan, (a) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA, or the regulations thereunder, (b) an event requiring the Company, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (c) the failure to make any payment required by Section 412(m) of the Code.

        "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

        "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition, but excluding for the purposes hereof the outstanding principal balance of any Competitive Bid Loans); PROVIDED that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

        "RESPONSIBLE OFFICER" means the president, chief financial officer or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "RESTRICTED PAYMENT" means with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or any successor thereto.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "SOLVENT" means, with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

        "SPC" has the meaning specified in SECTION 10.06(H).

        "STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

        "SUBSIDIARY" means at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which the Company and/or any Subsidiary of the Company, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

        "SUBSIDIARY BORROWERS" means, collectively, each wholly-owned Subsidiary of the Company party to this Agreement as of the Closing Date, and each other wholly-owned Subsidiary of the Company that subsequently becomes a party to this Agreement as a "Subsidiary Borrower" by executing a Subsidiary Borrower Joinder Agreement pursuant to SECTION 2.16, and "SUBSIDIARY BORROWER" means any one of them.

        "SUBSIDIARY BORROWER JOINDER AGREEMENT" means a joinder agreement substantially in the form of EXHIBIT H hereto, executed and delivered by a new Subsidiary Borrower in accordance with the provisions of SECTION 2.16.

        "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company in existence on the Closing Date and party to the Subsidiary Guaranty, and each Subsidiary of the Company that subsequently becomes a Subsidiary Guarantor by executing a Subsidiary Guarantor Joinder Agreement pursuant to SECTION 6.12, and "SUBSIDIARY GUARANTOR" means any one of them.

        "SUBSIDIARY GUARANTOR JOINDER AGREEMENT" means a joinder agreement substantially in the form of ANNEX B to the Subsidiary Guaranty, executed and delivered by a new Subsidiary Guarantor in accordance with the provisions of
SECTION 6.12.

        "SUBSIDIARY GUARANTY" means the guaranty made by the Subsidiary Guarantors pursuant to that certain Subsidiary Guaranty dated as of November , 2004, and in the form of EXHIBIT G.

        "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

        "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

        "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.05.

        "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to SECTION 2.05.

        "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

        "SWING LINE LOAN" has the meaning specified in SECTION 2.05(A).

        "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.05(B), which, if in writing, shall be substantially in the form of EXHIBIT C.

        "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "TANGIBLE NET WORTH" means, at any time of determination, Net Worth less all assets of the Company and its Subsidiaries included in such Net Worth, determined on a Consolidated basis at such date, which would be classified as intangible assets in accordance with GAAP.

        "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

        "TERMINATION EVENT" means, with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under
Section 4041 (c) of ERISA, or the treatment of a

Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after such Pension Plan satisfies the requirement for a standard termination under Section 4041 (b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

        "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

        "TYPE" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Bid Loan.

        "UNITED STATES" and "U.S." mean the United States of America.

        "UNREIMBURSED AMOUNT" has the meaning specified in SECTION 2.04(C)(I).

        "UPSTREAM DIVIDENDS" has the meaning specified in SECTION 8.7.


        1.02    OTHER INTERPRETIVE PROVISIONS.

        With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation." The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL." Unless the context requires otherwise,
        (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and
        (vi) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                (b) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

                (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03    ACCOUNTING TERMS.

        (a) GENERALLY. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements, EXCEPT as otherwise specifically prescribed herein.

        (b) CHANGES IN GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04    ROUNDING.

        Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05    TIMES OF DAY.

        Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

        1.06    LETTER OF CREDIT AMOUNTS.

        Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; PROVIDED, HOWEVER, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01    COMMITTED LOANS.

        Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "COMMITTED LOAN") to one or more Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this SECTION 2.01, prepay under SECTION 2.06, and reborrow under this SECTION 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02    BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

        (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Company's irrevocable notice on behalf of such Borrower to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m.
(i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and
(ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this SECTION 2.02(A) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.04(C) AND 2.05(C), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice

(whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company on behalf of such Borrower; PROVIDED, HOWEVER, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, FIRST, shall be applied to the payment in full of any such L/C Borrowings, and SECOND, shall be made available to the applicable Borrower as provided above.

        (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

        (d) The Administrative Agent shall promptly notify the Company, on behalf of the applicable Borrower, and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company, on behalf of the applicable Borrower, and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

        2.03    BID LOANS.

        (a) GENERAL. Subject to the terms and conditions set forth herein, each Lender agrees that the Company on behalf of any Borrower may from time to time request the Lenders to submit offers to make loans (each such loan, a "BID LOAN") to such Borrower prior to the Maturity Date pursuant to this SECTION 2.03; PROVIDED, HOWEVER, that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than five different Interest Periods in effect with respect to Bid Loans at any time.

        (b) REQUESTING COMPETITIVE BIDS. The Company, on behalf of the applicable Borrower, may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon
(i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans. Each Bid Request shall specify (i) the name of the Borrower requesting the Bid Loan and the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

        (c)     SUBMITTING COMPETITIVE BIDS.

                (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Company and the contents of such Bid Request.

                (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and
        (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans; PROVIDED, HOWEVER, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m.

        on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

                (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

                (iv) Subject only to the provisions of SECTIONS 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

        (d) NOTICE TO BORROWER OF COMPETITIVE BIDS. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the Company, on behalf of the applicable Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with SECTION 2.03(C) and of the terms of the offers contained in each such Competitive Bid.

        (e) ACCEPTANCE OF COMPETITIVE BIDS. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Company, on behalf of the applicable Borrower, shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to SECTION 2.03(D). The Company, on behalf of the applicable Borrower, shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company, on behalf of the applicable Borrower, may accept any Competitive Bid in whole or in part; PROVIDED that:

                (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

                (ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

                (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period; and

                (iv) the Company may not accept any offer that is described in SECTION 2.03(C)(III) or that otherwise fails to comply with the requirements hereof.

        (f) PROCEDURE FOR IDENTICAL BIDS. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of SECTION 2.03(E)(III)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, on behalf of the applicable Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

        (g) NOTICE TO LENDERS OF ACCEPTANCE OR REJECTION OF BIDS. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company, on behalf of the applicable Borrower, by the applicable time specified in SECTION 2.03(E) shall be deemed rejected.

        (h) NOTICE OF EURODOLLAR RATE. If any Bid Borrowing is to consist of Eurodollar Margin Loans, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company, on behalf of the Borrowers, and the Lenders that will be participating in such Bid Borrowing of such Eurodollar Rate.

        (i) FUNDING OF BID LOANS. Each Lender that has received notice pursuant to SECTION 2.03(G) that all or a portion of its Competitive Bid has been accepted by the Company, on behalf of the applicable Borrower, shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in SECTION 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent.

        (j) NOTICE OF RANGE OF BIDS. After each Competitive Bid auction pursuant to this SECTION 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

        2.04    LETTERS OF CREDIT.

        (a)     THE LETTER OF CREDIT COMMITMENT.

                (i)     Subject to the terms and conditions set forth herein,
        (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this SECTION 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower and any drawings thereunder; PROVIDED that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company, on behalf of the applicable Borrower, for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Loan Parties that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                (ii)    The L/C Issuer shall not issue any Letter of Credit, if:

                        (A) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                        (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                        (A)     any order, judgment or decree of any
                Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                        (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

                        (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                        (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                        (F) a default of any Lender's obligations to fund under SECTION 2.04(C) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the applicable Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

                (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

        (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-EXTENSION LETTERS OF CREDIT.

                (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Company, on behalf of the applicable Borrower, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the name of the applicable Borrower and the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
        (B) the proposed date of amendment thereof (which shall be a Business
        Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company and the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application, and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage TIMES the amount of such Letter of Credit.

                (iii) If the Company, on behalf of the applicable Borrower, so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "AUTO-EXTENSION LETTER OF CREDIT"); PROVIDED that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NON-EXTENSION NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company, on behalf of the applicable Borrower, shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED, HOWEVER, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of SECTION 2.04(A) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date
        (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company, on behalf of the applicable Borrower, that one or more of the applicable conditions specified in SECTION 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company, on behalf of the applicable Borrower, and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                (v) Any Lender with a Commitment (in such capacity, a "DISCRETIONARY L/C ISSUER") may from time to time, at the written request of the Company, on behalf of the applicable Borrower (with a copy to the Administrative Agent) and with the consent of the Administrative Agent (such consent not to be unreasonably withheld), and in such Lender's sole discretion, agree to issue one or more Letters of Credit for the account of a Borrower on the same terms and conditions in all respects as are applicable to the Letters of Credit issued by the L/C Issuer hereunder by executing and delivering to the Administrative Agent a written agreement to such effect, among (and in form and substance satisfactory to) the Borrower, the Administrative Agent and such Discretionary

        L/C Issuer. With respect to each of the Letters of Credit issued (or to be issued) thereby, each of the Discretionary L/C Issuers shall have all of the same rights and obligations under and in respect of this Agreement and the other Loan Documents, and shall be entitled to all of the same benefits (including, without limitation, the rights, obligations and benefits set forth in SECTIONS 2.04, 9.07 and 10.01), as are afforded to the L/C Issuer hereunder and thereunder. The Administrative Agent shall promptly notify each of the Lenders with a Commitment of the appointment of any Discretionary L/C Issuer. Each Discretionary L/C Issuer shall provide to the Administrative Agent, on a monthly basis, a report that details the activity with respect to each Letter of Credit issued by such Discretionary L/C Issuer (including an indication of the maximum amount then in effect with respect to each such Letter of Credit).

        (c)     DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

                (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company, on behalf of the applicable Borrower, and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), such Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, such Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.04(C)(I) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii) Each Lender shall upon any notice pursuant to SECTION 2.04(C)(I) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.04(C)(III), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in SECTION 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(C)(II) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.04.

                (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this SECTION 2.04(C) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.04(C), shall be absolute and unconditional and shall not be affected by any circumstance, including
        (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this SECTION 2.04(C) is subject to the conditions set forth in SECTION 4.02 (other than delivery by the Company, on behalf of the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(C) by the time specified in SECTION 2.04(C)(II), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d)     REPAYMENT OF PARTICIPATIONS.

                (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
        SECTION 2.04(C), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(C)(I) is required to be returned under any of the circumstances described in SECTION 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

        (e) OBLIGATIONS ABSOLUTE. The obligation of a Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower or any Subsidiary.

        The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Company, on behalf of the applicable Borrower, will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f) ROLE OF L/C ISSUER. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through
(v) of SECTION 2.04(E); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g)     CASH COLLATERAL. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company and/or the applicable

Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. SECTIONS 2.06 and 8.02(C) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this SECTION 2.04, SECTION 2.06 and SECTION 8.02(C), "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

        (h) APPLICABILITY OF ISP AND UCP. Unless otherwise expressly agreed by the L/C Issuer and a Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

        (i) LETTER OF CREDIT FEES. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage (i) for each commercial Letter of Credit a (the "COMMERCIAL LETTER OF CREDIT FEE") (i) for each commercial Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such commercial Letter of Credit, and (ii) for each standby Letter of Credit a fee (the "STANDBY LETTER OF CREDIT FEE") equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION
1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

        (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrowers also agree to pay to the L/C Issuer, for the L/C Issuer's account, a fronting fee agreed upon with the L/C Issuer, payable quarterly in arrears. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

        (k) CONFLICT WITH ISSUER DOCUMENTS. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

        2.05    SWING LINE LOANS.

        (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.05, to make loans (each such loan, a "SWING LINE LOAN") to one or more of the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan,
(i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and PROVIDED, FURTHER, that the applicable Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow under this SECTION 2.05, prepay under SECTION 2.06, and reborrow under this SECTION
2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage TIMES the amount of such Swing Line Loan.

        (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the irrevocable notice from the Company, on behalf of the applicable Borrower, to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the name of the applicable Borrower and the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.05(A), or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of the applicable Borrower on the books of the Swing Line Lender in immediately available funds.

        (c)     REFINANCING OF SWING LINE LOANS.

                (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
        SECTION 4.02. The Swing Line Lender shall furnish the Company, on behalf of the applicable Borrower, with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.05(C)(II), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with SECTION 2.05(C)(I), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.05(C)(I) shall be deemed payment in respect of such participation.

                (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.05(C) by the time specified in SECTION 2.05(C)(I), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender n accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this SECTION 2.05(C) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this SECTION 2.05(C) is subject to the conditions set forth in SECTION 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

        (d)     REPAYMENT OF PARTICIPATIONS.

                (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in SECTION 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

        (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Company, on behalf of the applicable Borrower, for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this SECTION 2.05 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

        (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.06     PREPAYMENTS.

        (a) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time (i) voluntarily prepay Base Rate Committed Loans in whole or in part without premium or penalty, and (ii) voluntarily prepay Eurodollar Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

        (b) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

        (c) Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

        (d) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.06(D) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

        (e) All amounts required to be paid pursuant to SECTION 7.03(C) shall be applied, FIRST, to the payment in full of any L/C Borrowings then outstanding, SECOND, to the payment in full of any Swing Line Loans then outstanding, and THIRD, to Committed Loans (without a corresponding reduction of the Aggregate Commitments). Such prepayments shall (i) be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages, (ii) be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of interest rate maturities, (iii) be subject to SECTION 3.05, but otherwise without premium or penalty, and (iv) be accompanied by interest on the principal amount prepaid through the date of prepayment.

        2.07    TERMINATION OR REDUCTION OF COMMITMENTS.

        The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and
(iv) if, after giving effect to any reduction of the Aggregate Commitments, the Bid Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

        2.08    REPAYMENT OF LOANS.

        (a) The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

        (b) The Borrowers shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

        (c) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made, (ii) the demand of the Swing Line Lender, and (ii) the Maturity Date.

        2.09    INTEREST.

        (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the

Eurodollar Rate for such Interest Period plus (or minus) the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to
(A) the Base Rate or (B) such other rate as the Swing Line Lender and the Company shall mutually agree from time to time.

        (b)     (i)     If any amount of principal of any Loan is not paid when
due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.10    FEES.

        In addition to certain fees described in subsections (i) and (j) of
Section 2.04:

                (a) FACILITY FEE. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate TIMES the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the

        Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                (b)     OTHER FEES.

                        (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever

                        (ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        2.11    COMPUTATION OF INTEREST AND FEES.

        All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.13(A), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

        2.12    EVIDENCE OF DEBT.

        (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its

Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

        (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        2.13    PAYMENTS GENERALLY; FUNDING BY ADMINISTRATIVE AGENT.

        (a) GENERAL. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (b)     (i)      FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE
AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with SECTION 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                (ii) PAYMENTS BY BORROWER; PRESUMPTIONS BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Company, on behalf of the applicable Borrower, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

        A notice of the Administrative Agent to any Lender or to the Company, on behalf of the applicable Borrower, with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

        (c) FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in
ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (d) OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to SECTION 10.04(C) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under SECTION 10.04(C) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under SECTION 10.04(C).

        (e) FUNDING SOURCE. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.14    SHARING OF PAYMENTS BY LENDERS.

        If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its PRO RATA share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, PROVIDED that:

                (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

        Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

        2.15    INCREASE IN COMMITMENTS.

        (a) Provided there exists no Default, upon notice from the Company, on behalf of the Borrowers, to the Administrative Agent (which shall promptly notify the Lenders), the Company, on behalf of the Borrowers, may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $25,000,000; PROVIDED that (i) the maximum amount of the Aggregate Commitments after giving effect to any such increase may not exceed $275,000,000, (ii) any such request for an increase shall be in a minimum amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and
(iii) the Borrowers may make a maximum of three such requests. To achieve the full amount of a requested increase, the Company, on behalf of the Borrowers, may solicit increased commitments from existing Lenders and also invite additional Eligible Assignees to become

Lenders; PROVIDED, however, that no existing Lender shall be obligated and/or required to accept an increase in its Commitment pursuant to this SECTION 2.15 unless it specifically consents to such increase in writing and no additional Eligible Assignee shall become a Lender unless its Commitment is at least $5,000,000. Any Lender or Eligible Assignee agreeing to increase its Commitment or provide a new Commitment pursuant to this SECTION 2.15 shall, in connection therewith, deliver to the Administrative Agent a new commitment agreement in form and substance satisfactory to the Administrative Agent and its counsel.

        (b) If the Aggregate Commitments are increased in accordance with this SECTION 2.15, the Administrative Agent and the Company, on behalf of the Borrowers, shall determine the effective date (the "INCREASE EFFECTIVE DATE") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company, on behalf of the Borrowers, and the Lenders of the final allocation of such increase and the Increase Effective Date and SCHEDULE
2.01 hereto shall be deemed amended to reflect such increase and final allocation. As a condition precedent to such increase, in addition to any deliveries pursuant to subsection (a) above, each Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (1) a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this SECTION 2.15, the representations and warranties contained in
SECTION 5.13 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of SECTION 6.07, and (B) no Default exists; (2) a statement of reaffirmation from such Borrower pursuant to which each such Borrower ratifies this Agreement and the other Loan Documents and acknowledges and reaffirms that, after giving effect to such increase, it is bound by all terms of this Agreement and the other Loan Documents; and (3) if the increase is being provided by a new Lender, a Note in favor of such Lender if so requested by such Lender. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to SECTION 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this SECTION 2.15.

        (c)     This Section shall supersede any provisions in SECTIONS 2.14 or
10.01 to the contrary.

        2.16    SUBSIDIARY BORROWER JOINDER AGREEMENT.

        Provided that no Default or Event of Default has occurred and is continuing, the Company may direct that any of its domestic wholly-owned Subsidiaries which is a Subsidiary Guarantor and which is not then a Borrower become a Borrower by submitting a Subsidiary Borrower Joinder Agreement to the Administrative Agent with respect to such Subsidiary duly executed by a Responsible Officer of each of the Company and such Subsidiary together with (a) a certificate, dated the date of such Subsidiary Borrower Joinder Agreement of the Secretary or Assistant Secretary of such Subsidiary (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize such Subsidiary Borrower Joinder Agreement, this Agreement and the transactions contemplated hereby, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents, (iii) setting forth the incumbency of its officer or officers who may sign such Subsidiary Borrower Joinder Agreement, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing (or equivalent) issued by the jurisdiction of its incorporation or formation, and (b) an opinion of counsel to such Subsidiary with respect to such Subsidiary Borrower Joinder Agreement in all respects reasonably satisfactory to the Administrative Agent. Upon receipt of a Subsidiary Borrower Joinder Agreement and the supporting documentation referred to above, the Administrative Agent shall confirm such Subsidiary Borrower Joinder Agreement by signing a copy thereof and shall deliver a copy thereof to the Company and each Lender. Thereupon the Subsidiary which executed such Subsidiary Borrower Joinder Agreement shall become a "SUBSIDIARY BORROWER" hereunder.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01    TAXES.

        (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, PROVIDED that if a Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) PAYMENT OF OTHER TAXES BY THE BORROWER. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) INDEMNIFICATION BY THE COMPANY. The Company and each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

        (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e) STATUS OF LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company, on behalf of such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company, on behalf of the applicable Borrower, or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

        Without limiting the generality of the foregoing, in the event that such Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company, on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

                (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
        (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made.

        (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company and the Borrowers with respect to which the applicable Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), PROVIDED that such Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

        3.02    ILLEGALITY.

        If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Company, on behalf of the applicable Borrower, through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Company, on behalf of the applicable Borrower, that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

        3.03    INABILITY TO DETERMINE RATES.

        If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company, on behalf of the applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company, on behalf of the applicable Borrower, may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

        3.04    INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

        (a)     Increased Costs Generally. If any Change in Law shall:

                (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by SECTION 3.04(E)) or the L/C Issuer;

                (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the applicable Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

        (b) CAPITAL REQUIREMENTS. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

        (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company, on behalf of the Borrowers, shall be conclusive absent manifest error. Such Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, PROVIDED that the applicable Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company, on behalf of the applicable Borrower, of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

        (e) RESERVES ON EURODOLLAR RATE LOANS. Each Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan made to such Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Company, on behalf of the applicable Borrower, shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.

If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

        3.05    COMPENSATION FOR LOSSES.

        Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company, on behalf of such Borrower pursuant to SECTION 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

        3.06    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

        (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under SECTION 3.04, or a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender gives a notice pursuant to
SECTION 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to SECTION 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under SECTION 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, the Company may replace such Lender in accordance with SECTION 10.13.

        3.07    SURVIVAL.

        All of the Borrowers' obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
           CONDITIONS PRECEDENT TO CLOSING DATE AND CREDIT EXTENSIONS

        4.01    CONDITIONS OF CLOSING DATE AND INITIAL CREDIT EXTENSION.

        The occurrence of the Closing Date, the effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer (which shall include, for the purposes of the items required by Section 4.01(a)(iii) below only, a secretary or assistant secretary) of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                        (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

                        (ii) a Note executed by the applicable Borrower in favor of each Lender requesting a Note;

                        (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                        (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction or organization;

                        (v) a favorable opinion of in house counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel,

                        (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                        (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in SECTIONS 4.02(A) and (B) have been satisfied, and (B) that there has been no event or circumstance since the date of the Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                        (viii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated; and

                        (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

                (b) Any fees required to be paid on or before the Closing Date shall have been paid.

                (c) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

                (d) The representations and warranties of the Loan Parties contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date.

                (e) No Default shall exist and be continuing as of the Closing Date.

        Without limiting the generality of the provisions of SECTION 9.04, for purposes of determining compliance with the conditions specified in this SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        4.02    CONDITIONS TO ALL CREDIT EXTENSIONS.

        The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

                (a) The representations and warranties of the Company and each other Loan Party contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this SECTION 4.02, the representations and warranties contained in SECTION 5.13 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of SECTION 6.07.

                (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

                (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

        Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(A) and (B) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Administrative Agent, the Lenders and the L/C Issuer to enter into this Agreement, the Lenders to make the Loans and the L/C Issuer to issue Letters of Credit, each Borrower hereby makes the following representations and warranties to the Administrative Agent, the Lenders and the L/C Issuer:

        5.01    EXISTENCE AND POWER.

        Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (except, in the case of the Subsidiaries, where the failure to be in such good standing could not reasonably be expected to have a Material Adverse Effect), has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse Effect).

        5.02    AUTHORITY.

        Each Loan Party has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of any applicable law or the terms of its Certificate of Incorporation and By-Laws. No consent or approval of, or other action by, shareholders of any Loan Party, any Governmental Authority, or any other Person (which has not already been obtained and delivered to the Administrative Agent) is required to authorize in respect of such Loan Party, or is required in connection with the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party, or is required as a condition to the enforceability of the Loan Documents to which it is a party against such Loan Party.

        5.03    BINDING AGREEMENT.

        The Loan Documents to which it is a party constitute the valid and legally binding obligations of each Loan Party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

        5.04    LITIGATION.

        Except as specified in the most recent report filed prior to the Closing Date by the Company with the SEC on Form 10-Q and/or 10-K (but only to the extent actually discussed in such filing(s) (i.e. without giving effect to any material deterioration since the date of such filings)), there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Company or any Subsidiary or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of its respective Properties, or maintained by the Company or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

        5.05    NO CONFLICTING AGREEMENT.

        (a) Neither the Company nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse Effect. No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party.

        (b) No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Company or any Subsidiary or affecting the Property of the Company or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by any Loan Party of the terms of, any Loan Document to which it is a party. The execution, delivery or performance by each Loan Party of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of any Loan Party pursuant to the terms of any such mortgage, indenture, contract or agreement.

        5.06    TAXES.

        The Company and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, the failure of which to file or pay could reasonably be expected to have a Material Adverse Effect, and no tax Liens (other than Liens permitted under SECTION 7.02) have been filed against such Loan Party and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected, except for taxes which have been assessed but which are not yet due and payable. The charges, accruals and reserves on the books of the Company and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Company to be adequate, and the Company knows of no unpaid assessment which (a) could reasonably be expected to have a Material Adverse Effect, or (b) is or might be due and payable against it or any Subsidiary or any Property of the Company or any Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP or which have been assessed but are not yet due and payable.

        5.07    COMPLIANCE WITH APPLICABLE LAW, FILINGS.

        Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse Effect.

        5.08    GOVERNMENTAL REGULATIONS.

        Neither the Company nor any Subsidiary nor any corporation controlling the Company or any Subsidiary or under common control with the Company or any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness.

        5.09    FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS.

        No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans or the Letters of Credit has been or will be used, directly or indirectly, to purchase, acquire or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System.

        5.10    NO MISREPRESENTATION.

        No representation or warranty contained in any Loan Document and no certificate or written report furnished by a Loan Party to the Administrative Agent or any Lender contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

        5.11    PLANS.

        Each Employee Benefit Plan of the Company, each Subsidiary and each ERISA Affiliate is in compliance with ERISA and the Code, where applicable, except where the failure to so comply would not be material. The Company, each Subsidiary and each ERISA Affiliate have complied with the material requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan, except where the failure to so comply would not be material. The Company and each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No liability to the PBGC has been, or is reasonably expected by the Company, any Subsidiary or any ERISA Affiliate to be, incurred by the Company or such Subsidiary or ERISA Affiliate. Liability, as referred to in this SECTION 5.11, includes any joint and several liability, but excludes any liability for premiums under Section 4007 of ERISA. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

        5.12    ENVIRONMENTAL MATTERS.

        Neither the Company nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable Environmental Law, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Company, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect,
(c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or such Subsidiary is or would be liable, which liability would reasonably be expected to have a Material Adverse Effect, or (d) has received notice that the Company or such Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ., or any analogous state law, which liability would reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary is in compliance with the financial responsibility requirements of Environmental Laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

        5.13    FINANCIAL STATEMENTS.

        The Company has heretofore delivered to the Lenders through the Administrative Agent (i) copies of the audited Consolidated Balance Sheet of the Company and its Subsidiaries as of

January 3, 2004, and the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows, for the fiscal year then ended (collectively, together with any related notes and schedules, the "ANNUAL FINANCIAL STATEMENTS") and (ii) copies of the unaudited Consolidated Balance Sheet of the Company and its Subsidiaries as of July 3, 2004, and the related Consolidated Statement of Cash Flows, for the six months then ended (without footnotes and subject to year-end adjustments, none of which shall be materially adverse) (together with the Annual Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Company and the Subsidiaries, in each case as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect. Neither the Company nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. Since January 3, 2004 (x) there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have, a Material Adverse Effect, and (y) the Company and its Subsidiaries have conducted their businesses only in the ordinary course.

        5.14    SOLVENCY; EVENTS OF DEFAULT.

        Immediately after giving effect to the making of each Loan and the issuance of each Letter of Credit, the Company and each Subsidiary is and will be Solvent. As of the date of this Agreement, no Default or Event of Default exists.

        5.15    TITLE TO PROPERTIES.

        Each Loan Party has good and marketable title to all of its material properties, assets and rights of every name and nature now purported to be owned by it (including intellectual property), which properties, assets and rights include all those necessary to permit each Loan Party to conduct its business as such business was conducted on January 3, 2004, free from all liens, charges and encumbrances whatsoever except for insubstantial and immaterial defects in title and liens, charges and encumbrances permitted under SECTION 7.2.

        5.16    SUBSIDIARIES.

        As of the date of this Agreement, no Loan Party has any Subsidiaries or business divisions except as set forth on SCHEDULE 5.16 with respect to such Loan Party.

        5.17    CONTRACTS WITH AFFILIATES.

        Except as disclosed on SCHEDULE 5.17, and except for agreements or transactions (in each case) in the ordinary course of business and on an arm's-length basis, no Loan Party is a party to or otherwise bound by any agreements, instruments or contracts (whether written or oral) with any Affiliate, except for any such agreement, instrument or contract (other than any agreement, instrument or contract for borrowed money) as could not reasonably be expected to have a Material Adverse Effect.

        5.18    DISCLOSURE.

        No representations and warranties made by the Company or any other Loan Party in this Agreement, any other Loan Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Administrative Agent or any Lender by or on behalf of the Company or any other Loan Party, and no other factual information heretofore or contemporaneously furnished by or on behalf of the Company or any other Loan Party to the Administrative Agent or any Lender, in connection with any of the transactions contemplated by any of the Loan Documents contains (as of the date given) any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances in which they are made. Except as disclosed herein, there is no fact known to the Company or any other Loan Party that results in or which could in the future reasonably be expected to have a Materially Adverse Effect.

        5.19    RESTRICTIONS ON LOAN PARTIES.

        No Loan Party is a party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which could, under current or foreseeable conditions, be reasonably expected to have a Material Adverse Effect.

                                   ARTICLE VI
                       AFFIRMATIVE AND FINANCIAL COVENANTS

        The Company covenants and agrees that on and after the Closing Date and until the later to occur of (a) the Maturity Date, and (b) the payment in full of all Loans and other Obligations hereunder and all other sums which are payable under the Loan Documents, the Company will:

        6.01    LEGAL EXISTENCE.

        Except as may otherwise be permitted by SECTIONS 8.3 and 8.4, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect, except that the corporate existence of Subsidiaries operating closing or discontinued operations may be terminated.

        6.02    TAXES.

        Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Company and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse Effect.

        6.03    INSURANCE.

        Keep, and cause each Subsidiary to keep, insurance with responsible insurance companies in such amounts and against such risks as is usually carried by businesses similar to the Company and the Subsidiaries.

        6.04    PERFORMANCE OF OBLIGATIONS.

        Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect, or (b) become a Lien on the Property of the Company or any Subsidiary, except those Liens permitted under SECTION 8.2, PROVIDED that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefore.

        6.05    CONDITION OF PROPERTY.

        Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business (other than Property which is replaced with similar Property) as then being operated, and cause each Subsidiary so to do.

        6.06    OBSERVANCE OF LEGAL REQUIREMENTS.

        Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

        6.07    FINANCIAL STATEMENTS AND OTHER INFORMATION.

        Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Administrative Agent and each Lender:

                (a) As soon as available and, in any event, no later than the date that is five (5) Business Days after the Borrower's quarterly report on Form 10-K is required to be filed with the SEC, a copy of (x) the Company's 10-K in respect of such fiscal year, and (y) (i) the Company's Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Earnings, Shareholders' Equity and Cash

        Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Company's auditors, which report shall contain no qualification as to scope of audit or going concern and shall state that
        (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

                (b) As soon as available and, in any event, no later than the date that is five (5) Business Days after the Borrower's quarterly report on Form 10-Q is required to be filed with the SEC, a copy of (x) the Company's 10-Q in respect of such fiscal quarter, and (y) (i) the Company's Consolidated Balance Sheet as of the end of such quarter, and
        (ii) the related Consolidated Statements of Earnings, Shareholders' Equity and Cash Flows for (A) such quarter, and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments);

                (c) Within five (5) Business Days after the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the chief financial officer or treasurer of the Company (or such other officer as shall be acceptable to the Administrative Agent), substantially in the form of EXHIBIT E (such certificate, a "COMPLIANCE Certificate"), (1) certifying that no Default or Event of Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults and Events of Default, (2) setting forth computations in reasonable detail demonstrating compliance with SECTIONS 6.10, 7.1, 7.5 and 7.12 as at the end of such fiscal quarter or fiscal year, as the case may be, and (3) setting forth a list of all Persons that became Domestic Subsidiaries during such fiscal quarter or fiscal year, as the case may be.

                (d) Promptly upon becoming available, copies of all regular or periodic reports (including, without limitation, current reports on Form 8-K) which the Company or any Subsidiary may now or hereafter be required to file with or deliver to the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, and copies of all material news releases sent to all stockholders;

                (e) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Company or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, and (ii) (A) any lapse or other termination of any license, permit, franchise or other authorization issued to the Company or any Subsidiary by any Governmental Authority,
        (B) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (C) any dispute between the Company or any Subsidiary and any Governmental Authority, in each case where any such lapse, termination, refusal or dispute referred to in clause (ii)(A), (ii)(B) or (ii)(C) above could reasonably be expected to have a Material Adverse Effect;

                (f) Prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and (iii) each change which has had or could reasonably be expect to have a Material Adverse Effect;

                (g) If requested by the Administrative Agent, copies of any audit reports and management letters delivered in connection with the statements referred to in SECTION 6.07(A) and (B);

                (h) From time to time, such other information regarding the financial position or business of the Company and the Subsidiaries, as the Administrative Agent, at the request of any Lender, may reasonably request.

        Documents required to be delivered pursuant to SECTION 6.07(A), (B) or
(D) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company's website on the Internet at the website address listed on SCHEDULE 10.02; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by SECTION 6.07(C) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

        The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "BORROWER Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (I.E., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "PUBLIC LENDER"). The Company agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," The Company shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

        6.08    RECORDS.

        Upon reasonable notice and during normal business hours, permit representatives of the Administrative Agent and each Lender to visit the offices of the Company and each Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors' reports relating thereto, to discuss the affairs of the Company and each Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Company and each Subsidiary with the Company's auditors, PROVIDED that if a Default shall have occurred and be continuing, no notice shall be required and such visits shall not be restricted to normal business hours. Any meeting with the Company's auditors shall be at the expense of the Company if, at the time thereof, a Default shall have occurred and be continuing.

        6.09    AUTHORIZATIONS.

        Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, which, if not so maintained, would individually or in the aggregate have a Material Adverse Effect.

        6.10    FINANCIAL COVENANTS.

                (a) FIXED CHARGE COVERAGE RATIO. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.50: 1.00.

                (b) LEVERAGE RATIO. Maintain at all times a Leverage Ratio of not more than 1.75: 1. 00.

                (c) MINIMUM TANGIBLE NET WORTH. Maintain at all times Tangible Net Worth in an amount not less than the sum of (i) $559,347,000 (which represents 75% of Tangible Net Worth as of July 3,
        2004), (ii) 50% of cumulative Consolidated net income (without giving effect to any net losses) for each fiscal quarter commencing with the fiscal quarter ending September 30, 2004 and (iii) 100% of the cumulative net proceeds received by the Company from any sale to the public of its capital Stock for the period commencing after the Closing Date.

        6.11    FURTHER ASSURANCES.

        Each Loan Party shall do, make, execute and deliver all such additional and further acts, things, assurances, and instruments as the Administrative Agent may reasonably require more completely to vest in and assure to the Administrative Agent and the Lenders their rights hereunder and under the other Loan Documents and to carry into effect the provisions and intent of this Agreement.

        6.12    ADDITIONAL SUBSIDIARY GUARANTORS.

        Within 30 days after the end of each fiscal quarter of the Company, the Company shall cause each Person that became a Domestic Subsidiary during such quarter, and that is not already a Subsidiary Guarantor, to execute and deliver to the Administrative Agent a Subsidiary Guaranty Joinder Agreement and such other documents and opinions as the Administrative Agent shall require in connection therewith. In addition, at any time the Company may cause any Subsidiary which is not a Subsidiary Guarantor to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Subsidiary Guaranty Joinder Agreement and such other documents and opinions as the Administrative Agent shall require in connection therewith.

        6.13    USE OF PROCEEDS.

        Use the proceeds of the Loans and Letters of Credit solely to repay in full certain existing indebtedness outstanding under the Existing Credit Agreement, and for the Borrowers' general corporate purposes, including working capital and capital expenditures, and in any case in a manner not inconsistent with the provisions hereof. Notwithstanding anything to the contrary contained in any Loan Document, each Borrower further agrees that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended or any provision of this Agreement, including, without limitation, the provisions of SECTION 5.09.

        6.14    CHANGES TO FISCAL YEAR.

        Provide at least 30 days' prior notice to the Administrative Agent and the Lenders of any change to the fiscal year of the Company or any Subsidiary from that in effect on the Closing Date.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

        The Company covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Maturity Date, and (b) the payment in full of all Loans and other Obligations hereunder and all other sums which are payable under the Loan Documents, the Company will not:

        7.01    INDEBTEDNESS.

        Create, incur, assume or suffer to exist any Indebtedness, or permit any Subsidiary so to do, except (i) the Loans and the Letters of Credit, (ii) capitalized lease, purchase money and real estate mortgage Indebtedness of the Company and the Subsidiary Guarantors in an aggregate outstanding principal amount not exceeding $50,000,000, (iii) Intercompany Debt, (iv) additional unsecured Indebtedness of the Company and the Subsidiary Guarantors in an aggregate outstanding principal amount not exceeding $50,000,000, (v) additional short-term Indebtedness of the Company in an aggregate outstanding principal amount not exceeding $30,000,000 to finance the construction of new stores and the acquisition of the Company's corporate headquarters, and (vi) Indebtedness existing as of the Closing Date and set forth on SCHEDULE 7.01 (or incurred under a credit facility existing as of the Closing Date and set forth on
Schedule 7.01) and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder.

        7.02    LIENS.

        Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Company or any of the Subsidiaries, or permit any Subsidiary so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under
Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit (other than letters of credit securing the payment of Indebtedness), contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by SECTION 6.02, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Company or such Subsidiary, (f) Liens on Property under capital leases and Liens on Property (excluding Liens on the Stock of any Subsidiary) acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), PROVIDED that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof) and PROVIDED FURTHER that the Indebtedness secured by such Liens is permitted by SECTION 7.01, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Company or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Company or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Company or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Company or another Subsidiary, and (j) Liens existing as of the Closing Date and set forth on SCHEDULE 7.02.

        7.03    DISPOSITIONS.

        Make any Disposition, or permit any Subsidiary so to do, except any one or more of the following:

        (a)     Dispositions of inventory in the ordinary course of business;

        (b) Dispositions of individual stores consistent with past practices;

        (c) Dispositions in the form of a sale/lease-back transaction with respect to any store, distribution center or corporate headquarters constructed or owned by the Company or any Subsidiary; PROVIDED that 50% of the net proceeds from such sale/lease-back transaction are immediately applied to the prepayment of L/C Borrowings and the Loans in accordance with SECTION 2.06(E) hereof; and

        (d)     Restricted Payments to the extent permitted pursuant to SECTION
7.6.

        7.04    MERGER OR CONSOLIDATION, ETC.

        Consolidate with, be acquired by, or merge into or with any Person, or convey or otherwise transfer all or substantially all of its Property, or permit any Subsidiary so to do, except that:

        (a) any wholly-owned Subsidiary may consolidate with or merge with any other wholly-owned Subsidiary, or convey or transfer all or substantially all of its Property to any other wholly-owned Subsidiary, PROVIDED that immediately before and after giving effect thereto no Default or Event of Default shall or would exist;

        (b) any wholly-owned Subsidiary may consolidate with or merge with the Company, or convey or transfer all or substantially all of its Property to the Company, PROVIDED that (x) immediately before and after giving effect thereto no Default or Event of Default shall or would exist and (y) the Company shall be the survivor of such consolidation or merger; and

        (c) any Subsidiary may consolidate with or merge with another Person, or any Subsidiary may convey or transfer all or substantially all of its Property to such other Person, in each case solely in connection with and as part of a permitted Disposition under SECTION 7.03 or a permitted Acquisition under SECTION 7.05, PROVIDED that (x) immediately before and after giving effect thereto no Default or Event of Default shall or would exist and (y) in the event that the Company is party to any such merger or consolidation, the Company shall be the survivor of such consolidation or merger;

provided that in connection with each such merger, conveyance or transfer the Company and each Subsidiary party thereto shall execute and deliver to the Administrative Agent such documents and opinions as the Administrative Agent shall require in connection therewith.

        7.05    ACQUISITIONS.

        Make any Acquisition, or permit any of the Subsidiaries so to do, except any one or more of the following: (a) Acquisitions of store leaseholds in the ordinary course of the Company's business and (b) other Acquisitions by the Company or any of the Subsidiaries, PROVIDED that (i) immediately before and after giving effect to each such other Acquisition, no Default or Event of Default shall or would exist and (ii) as of the date of such Acquisition and after giving effect thereto, the aggregate amount of consideration (including cash and non-cash consideration, any assumption of Indebtedness and any earn-out payments (as reasonably determined by the Company based on its estimate at the time such consideration is calculated), but excluding consideration consisting of any Stock in the Company) expended on such other Acquisitions does not exceed the sum of (x) $125,000,000 PLUS (y) on a cumulative basis, an amount equal to 50% of the Consolidated net income of the Company and its Subsidiaries for each fiscal quarter (commencing with the fiscal quarter ending April 3, 2004), as reflected in the financial statements required to be delivered by the Company to the Lenders pursuant to SECTIONS 6.07(A) or (B), as applicable; and, PROVIDED, FURTHER, that the aggregate amount of consideration expended by the Company and its Subsidiaries on such other Acquisitions pursuant to this SECTION 7.05(B), when combined with the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries since the Closing Date pursuant to SECTION 7.06(B), shall not exceed the sum of (x) $175,000,000, PLUS (y) on a cumulative basis, an amount equal to 50% of the Consolidated net income of the Company and its Subsidiaries for each fiscal quarter (commencing with the fiscal quarter ending April 3, 2004), as reflected in the financial statements required to be delivered by the Company to the Lenders pursuant to SECTIONS 6.07(A) or (B), as applicable.

        7.06    RESTRICTED PAYMENTS.

        Make any Restricted Payment, or permit any Subsidiary so to do, except any one or more of the following Restricted Payments: (a) any direct or indirect wholly-owned Subsidiary may make dividends or other distributions to the Company or to any other direct or indirect wholly-owned Subsidiary, and (b) the Company may make Restricted Payments in the form of repurchases of its Stock pursuant to and in accordance with the Company's Incentive Compensation Plan or in the form of other repurchases of its Stock or dividends to its shareholders, PROVIDED that, in the case of this clause (b), (i) as of such date of repurchase and/or dividend and after giving effect thereto, the aggregate amount of all such stock repurchases and dividends since the Closing Date shall not exceed the sum of (x) $50,000,000 PLUS (y) on a cumulative basis, an amount equal to 25% of the Consolidated net income of the Company and its Subsidiaries for each fiscal quarter (commencing with the fiscal quarter ending April 3, 2004), as reflected in the financial statements required to be delivered by the Company to the Lenders pursuant to SECTIONS 6.07(A) or (B), as applicable; and, PROVIDED, FURTHER, that the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries pursuant to this SECTION 7.06(B), when combined with all consideration expended by the Company and its Subsidiaries on Acquisitions since the Closing Date pursuant to SECTION 7.05(B), shall not exceed the sum of (x) $175,000,000, PLUS
(y) on a cumulative basis, an amount equal to 50% of the Consolidated net income of the Company and its Subsidiaries for each fiscal quarter (commencing with the fiscal quarter ending April 3, 2004), as reflected in the financial statements required to be delivered by the Company to the Lenders pursuant to SECTIONS 6.07(A) or (B), as applicable.

        7.07    LIMITATION ON UPSTREAM DIVIDENDS BY SUBSIDIARIES.

        Permit or cause any of the Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Company or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as "UPSTREAM DIVIDENDS"), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Company or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

        7.08    LIMITATION ON NEGATIVE PLEDGES.

        Enter into any agreement, other than (i) this Agreement and (ii) purchase money Lien documentation or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit any Subsidiary so to do, which prohibits or limits the ability of the Company or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

        7.09    CERTAIN DOCUMENTS.

        Amend, modify or otherwise change any term or provision of the organizational documents of any Loan Party if such change would have a Material Adverse Effect.

        7.10    BUSINESS CHANGE.

        Materially change the nature of the business of the Company and the Subsidiaries as conducted on the Closing Date.

        7.11    INVESTMENTS.

        At any time, purchase or otherwise acquire, hold or invest in the Stock or Property of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment (excluding entering into any swap agreement (as defined in 11 U.S.C. ss.101)), whether by way of capital contribution, deposit or otherwise, in or with any Person, or permit any Subsidiary so to do (all of which are sometimes referred to herein as "INVESTMENTS"), except:

                (a)     Investments in cash or Cash Equivalents;

                (b) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

                (c) Investments in the form of purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business;

                (d)     Investments permitted by SECTIONS 7.04, 7.05, and 7.06;

                (e) Investments in any Person that is a Loan Party prior to giving effect to such Investment;

                (f) Investments in the form of the creation of a new Subsidiary; PROVIDED that the Borrower delivers the items required by SECTION
6.12 in accordance with the terms thereof; and

                (g) Investments existing as of the Closing Date and set forth on SCHEDULE 7.11.

        7.12    SALE AND LEASEBACK.

        Enter into any arrangement with any Person providing for the leasing by it of Property which has been or is to be sold or transferred by it to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or its rental obligations, or permit any Subsidiary so to do, except to the extent permitted under SECTION 7.03.

        7.13    TRANSACTIONS WITH AFFILIATES.

        Become a party to any transaction with an Affiliate unless the terms and conditions relating thereto are as favorable to it as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any Subsidiary so to do.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

        8.01    EVENTS OF DEFAULT.

        The following shall each constitute an "EVENT OF DEFAULT" hereunder:

        (a) NON-PAYMENT OF PRINCIPAL Any payment of principal on any Loan or any L/C Obligation shall not be paid when due and payable; or

        (b) NON-PAYMENT OF INTEREST. Any payment of interest on any Loan or of any Fee shall not be paid when due and payable and such default shall continue unremedied for a period of 5 Business Days after the same shall be due and payable; or

        (c) SPECIFIC COVENANTS. The failure of the Company to observe or perform any covenant or agreement contained in SECTIONS 6.01, 6.10, 6.13 or in
ARTICLE VII; or

        (d) OTHER DEFAULTS. The failure of any Loan Party to observe or perform any other covenant or agreement contained in this Agreement or any other Loan Document, and such failure shall have continued unremedied for a period of 30 days after the Company or any Borrower shall have become aware of such failure; or

        (e) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document, or made in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

        (f) CROSS-DEFAULT: (i) obligations (1) in an aggregate Consolidated amount in excess of $7,500,000 of the Company and the Subsidiaries, (other than the Obligations) whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or any net liability under interest rate swap, collar, exchange or cap agreements, or (2) of the Company and the Subsidiaries (other than the Obligations) whether as principal, guarantor, surety or other obligor for the payment of any net liability under any swap agreement (as defined in 11 U.S.C. ss.101) with any Lender or any affiliate of a Lender, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or

        (g)     INSOLVENCY PROCEEDINGS, ETC.

                (A) The Company or any Subsidiary shall (i) suspend or discontinue its business (except for store closings in the ordinary course of business and except in connection with a permitted Disposition under SECTION 7.03 and as may otherwise be expressly permitted herein), or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or
        (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction (including under any law applicable to insurance companies), or (viii) petition or apply to any tribunal, or any other

        Governmental Authority, for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any proceeding specified in clause (vii) or (viii) filed against it which remains undismissed for a period of 60 consecutive days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 60 consecutive days, or (xii) take any formal action for the purpose of effecting any of the foregoing (except as may otherwise be expressly permitted herein); or

                (B) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court or other Governmental Authority having jurisdiction and continues unstayed and in effect for a period of 60 consecutive days (i) adjudging the Company or any Subsidiary bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Company or any Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any Subsidiary or of substantially all of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Company or any Subsidiary; or

        (h) JUDGMENTS. Judgments or decrees in an aggregate Consolidated amount in excess of $7,500,000 against the Company and the Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

        (i) CHANGE OF CONTROL. After the Closing Date any Person, acting alone or with a group of Persons (within the meaning of Section 13(d) of the Securities Act of 1934, as amended) acting in concert, (i) shall have or acquire beneficial ownership of securities (or options therefor) having 20% or more of the ordinary voting power of the Company, or (ii) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise; or

        (j) ERISA. (i) Any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Company, any Subsidiary or any ERISA Affiliate, PROVIDED that this clause (y) shall only apply if, in connection with such Termination Event, it is reasonably likely that liability under Section 4069 of ERISA in an aggregate Consolidated amount in excess of $1,000,000 will be imposed upon the Company, any Subsidiary or any ERISA Affiliate; (ii) any Accumulated Funding Deficiency, whether or not waived, in an aggregate Consolidated amount in excess of $1,000,000 shall exist with respect to any Pension Plan (other than a Multiemployer Plan); (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Company, any Subsidiary or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition of any tax under Section 4980(B)(a) of the Code; or (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; in each case, to the extent such event or condition would have a Material Adverse Effect; or

        (k) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

        8.02    REMEDIES UPON EVENT OF DEFAULT.

        If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

        8.03    APPLICATION OF FUNDS.

        After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

                FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

                SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

                THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause THIRD payable to them;

                FOURTH, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between any Loan Party and any Lender or any Affiliate of a Lender, and (c) to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause FOURTH held by them; and

                LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to SECTION 2.04(C), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

        9.01    APPOINTMENT AND AUTHORITY.

        Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

        9.02    RIGHTS AS A LENDER.

        The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

        9.03    EXCULPATORY PROVISIONS.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

        The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTIONS 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

        The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        9.04    RELIANCE BY ADMINISTRATIVE AGENT.

        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        9.05    DELEGATION OF DUTIES.

        The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

        9.06    RESIGNATION OF ADMINISTRATIVE AGENT.

        The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; PROVIDED that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and SECTION 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

        Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

        9.07    NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

        Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

        9.08    NO OTHER DUTIES, ETC.

        Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

        9.09    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under SECTIONS 2.04(I) and (J), 2.10 and 10.04) allowed in such judicial proceeding; and

                (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the

Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.10 and 10.04.

        Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        9.10    COLLATERAL AND GUARANTY MATTERS.

        The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

                (a) to release any Lien on any property now or hereafter granted to or held by the Administrative Agent under any Loan Document
        (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to SECTION 10.01, if approved, authorized or ratified in writing by the Required Lenders;

                (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 7.01(I); and

                (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

        Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
SECTION 9.10.

                                    ARTICLE X
                                  MISCELLANEOUS

        10.01   AMENDMENTS, ETC.

        No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

                (a) waive any condition set forth in SECTION 4.01(A) without the written consent of each Lender;

                (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

                (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause
        (v) of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

                (e) change SECTION 2.14 or SECTION 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

                (g) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty, or release the Company as a Guarantor hereunder, without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (IV) SECTION 10.06(H) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

        10.02   NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

        (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                (i) if to Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on SCHEDULE 10.02; and

                (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

        (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, PROVIDED that approval of such procedures may be limited to particular notices or communications.

        Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor.

        (c) CHANGE OF ADDRESS, ETC. Each of the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

        (d) RELIANCE BY ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company and/or any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall jointly and severally shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        10.03   NO WAIVER; CUMULATIVE REMEDIES.

        No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04   EXPENSES; INDEMNITY; DAMAGE WAIVER.

        (a) COSTS AND EXPENSES. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer). in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

        (b) INDEMNIFICATION BY THE BORROWERS. Each Borrower jointly and severally agrees to indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

        (c) REIMBURSEMENT BY LENDERS. To the extent that the Company and/or any other Loan Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of SECTION 2.12(D).

        (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by applicable law, each Loan Party agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

        (e) PAYMENTS. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

        (f) SURVIVAL. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        10.05   PAYMENTS SET ASIDE.

        To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause
(b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

        10.06   SUCCESSORS AND ASSIGNS.

        (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that

                (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company, on behalf of the Borrowers, otherwise consents (each such consent not to be unreasonably withheld or delayed);

                (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or Swing Line Loans;

                (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer, the Swing Line Lender and, so long as no Event of Default has occurred and is continuing, the Company, on behalf of the Borrowers (each such consent not to be unreasonably withheld or delayed), unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Company and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

        (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

        (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Borrower, to comply with SECTION 3.01(E) as though it were a Lender.

        (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

        (h) SPECIAL PURPOSE FUNDING VEHICLES. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, on behalf of the Borrowers (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under SECTION 2.12(B)(II). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under SECTION 3.04),
(ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company, on behalf of the Borrowers, and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

        (i) RESIGNATION AS L/C ISSUER OR SWING LINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.04(C)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.05(C).

        10.07   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

        Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

        For purposes of this Section, "INFORMATION" means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, PROVIDED that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        10.08   RIGHT OF SETOFF.

        If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other

Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

        10.09   INTEREST RATE LIMITATION.

        Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

        10.10   COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

        This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        10.11   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.12   SEVERABILITY.

        If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.13   REPLACEMENT OF LENDERS.

        If any Lender requests compensation under SECTION 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that:

                (a) the Company shall have paid to the Administrative Agent the assignment fee specified in SECTION 10.06(B);

                (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under SECTION 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

                (c) in the case of any such assignment resulting from a claim for compensation under SECTION 3.04 or payments required to be made pursuant to SECTION 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

                (d)     such assignment does not conflict with applicable Laws.

        A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

        10.14   GOVERNING LAW; JURISDICTION; ETC.

        (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        (b) SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

        (c) WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

        10.15   WAIVER OF JURY TRIAL.

        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        10.16   USA PATRIOT ACT NOTICE.

        Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

                                   ARTICLE XI
                             GUARANTY OF THE COMPANY

        In order to induce the Administrative Agent, the L/C Issuer and the Lenders to enter into this Agreement, to make the Loans contemplated hereby and to issue and participate in the Letters of Credit, the Company hereby agrees as follows:

        11.01   GUARANTY.

        The Company hereby absolutely, irrevocably and unconditionally guarantees to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders, and each Affiliate of a Lender that enters into a Swap Contract, the full and prompt payment of the Obligations when due, whether at stated maturity, by acceleration, by mandatory prepayment, by notice of intention to prepay or otherwise, including all principal and interest (whether accruing before or after any event set forth in SECTIONS 8.01 (H)(A) or (B) and whether or not allowed) under this Agreement to which it is a party and whether direct, indirect or contingent, incurred as primary obligor or otherwise, secured or unsecured and all costs and expenses incurred by the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders or any such Affiliate of a Lender in enforcing any thereof, whether or not suit is instituted (as the same may be amended, increased, modified, renewed, refunded, extended, increased or refinanced from time to time, collectively, the "COMPANY GUARANTEED OBLIGATIONS"). Regardless of whether the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders or any such Affiliate of a Lender are prevented or otherwise hindered by law from collecting or otherwise enforcing any of the Company Guaranteed Obligations in accordance with their terms, whether as the result of the commencement of any bankruptcy or similar proceedings against any of the Subsidiary Borrowers or otherwise, the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and any such Affiliate of a Lender shall be entitled to receive hereunder from the Company upon demand therefor the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

        11.02   ABSOLUTE OBLIGATION.

        The obligations of the Company under this Guaranty shall be absolute, irrevocable, unconditional and continuing until the Aggregate Commitments have been terminated, all Letters of Credit have expired or otherwise terminated and all of the Company Guaranteed Obligations are indefeasibly paid in full in cash and shall not be subject to any counterclaim, right or set-off or any defense whatsoever. The Company acknowledges and agrees that the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and each applicable Affiliate of any Lender have no responsibility or liability, and shall not be deemed to have made any representation or warranty, with respect to the validity, enforceability or collectibility of this Agreement or any document executed or delivered in connection therewith, or any preference or priority ranking with respect to the payment of the Company Guaranteed Obligations or the validity or perfection of any security interest under any of this Agreement. The Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and any such Affiliate of a Lender shall have no obligation to enforce this Agreement or any collateral security hereunder, by any action, including, without limitation, making or perfecting any claim against any of the Subsidiary Borrowers, prior to being entitled to the benefits of this Guaranty. Nothing except the indefeasible cash payment in full of the Company Guaranteed Obligations shall release the Company from liability under this Guaranty. The Company hereby irrevocably and forever waives any right to succeed to any of the rights of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders or any Affiliate of a Lender against the Subsidiary Borrowers under this Agreement or any Swap Contract, whether by way of subrogation or otherwise until all Company Guaranteed Obligations have been indefeasibly paid in full in cash.

        11.03   GUARANTY OF PAYMENT.

        This Guaranty is a guaranty of payment. The liability and obligations of the Company shall be primary, direct and absolute, and the Company hereby waives any right to require that resort be had by the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and any Affiliate of any Lender against any of the Subsidiary Borrowers or any other Person, or to require that resort be had by the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders or any such Affiliate of a Lender to any direct or indirect collateral security. The

Administrative Agent may, at its option, proceed against the Company in the first instance to enforce any obligation to collect any monies, the payment of which is guaranteed hereby, without first proceeding against any of the Subsidiary Borrowers or any other Person and without first resorting to any other remedies, as the Administrative Agent may deem advisable. The liability of the Company hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders or any such Affiliate of a Lender or any direct or indirect security for, or other guarantor upon, any indebtedness, liability or obligation of the Subsidiary Borrowers to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders or any Affiliate of a Lender, or by any failure, delay, neglect or omission of the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lenders or any Affiliate of a Lender to realize upon or perfect any such security, indebtedness, liability or obligation, or by any direct or indirect collateral security therefor, or by the bankruptcy, reorganization or insolvency of, or by any other proceeding for the relief of debtors commenced against, any of the Subsidiary Borrowers or any other Person, or by the release, exchange, substitution or any loss or impairment of any collateral security, or the liability of any other Person in respect of the Company Guaranteed Obligations, including, without limitation, the release of any other guarantor or any collateral security provided thereby, or by the invalidity or unenforceability of this Agreement or any Swap Contract, or any of the Company Guaranteed Obligations against any of the Subsidiary Borrowers for any reason, or by any amendment or waiver of or any consent to or departure from this Agreement or any Swap Contract, or by any reason or circumstance which might constitute a defense available to or a discharge of any Subsidiary Borrower or the Company in its capacity as a guarantor, including, without limitation, any defense of sovereign immunity or any similar defense available to any Subsidiary Borrower or the Company under applicable law, from any of its obligations (including, without limitation, in respect of the Company Guaranteed Obligations), or by the fact that at any time or from time to time none of the Company Guaranteed Obligations may be outstanding, or by the merger or consolidation of any Subsidiary Borrower with any other Person, or by the dissolution or liquidation of any Subsidiary Borrower, or by any law, rule, regulation or decree now or hereafter in effect which might affect any of the terms or conditions of the Company Guaranteed Obligations, or by the preference, priority ranking or collectibility of any of the Company Guaranteed Obligations, or by the existence or exercise of any right of set-off by the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any Affiliate of a Lender, or by any other reason whatsoever.

        11.04   REPAYMENT IN BANKRUPTCY.

        If, at any time or times subsequent to the performance by the Company of its obligations hereunder or the termination of this Guaranty, the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender of any Affiliate of any Lender shall be required to repay any amounts previously paid by or on behalf of any of the Subsidiary Borrowers in reduction of the Company Guaranteed Obligations under this Agreement or any Swap Contract by virtue of an order of any court having jurisdiction in the premises, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, this Guaranty shall continue to be effective, or shall be reinstated, as the case may be, all as though such payments had not been made.

        11.05   OTHER PROVISIONS IN GUARANTY.

        (i) No failure by the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any Affiliate of any Lender to exercise, and no delay by the Administrative Agent in exercising, any right or remedy under this Agreement or any Swap Contract shall operate as a waiver thereof.

        (ii) The Company waives all errors or omissions of the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any Affiliate of any Lender in connection with the administration of this Agreement, the Letters of Credit and each Swap Contract, and any collateral security therefor, except errors or omissions which constitute gross negligence or willful misconduct.

        (iii) Without limiting the foregoing, the Company waives any act or omission of the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any Affiliate of a Lender which may affect or change in any way the liability of the Company under this Guaranty.

        (iv) This Guaranty shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders any each applicable Affiliate of any Lender and their respective successors and assigns, provided that the Company may not assign its obligations under this Guaranty without the consent of all of the Lenders.

        (v) Except as expressly provided in SECTION 8.01, the Company hereby waives presentment, demand for payment, notice of default, non-performance and dishonor, protest and notice of protest of or in respect of this Agreement and the incurrence of the Company Guaranteed Obligations, and notice of acceptance of this Guaranty and reliance hereupon by the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and each applicable Affiliate of any Lender.

        (vi) The Company agrees that this Guaranty shall automatically extend, without any further action, to this Agreement and each Swap Contract and the Company Guaranteed Obligations as the same may be amended, increased, extended, modified, supplemented or waived from time to time in accordance with the terms hereof.

                                         SCHEDULE 2.01

                                          COMMITMENTS
                                  AND APPLICABLE PERCENTAGES

------------------------------------------------- -------------------- ----------------------

LENDER                                                 COMMITMENT         PRO RATA SHARE
------------------------------------------------- -------------------- ----------------------
Bank of America, N.A.                                $30,000,000.00        12.000000000%
------------------------------------------------- -------------------- ----------------------
The Bank of New York                                 $22,500,000.00        9.000000000%
------------------------------------------------- -------------------- ----------------------
Credit Suisse First Boston, acting through its
Cayman Islands Branch                                $22,500,000.00        9.000000000%
------------------------------------------------- -------------------- ----------------------
SunTrust Bank                                        $22,500,000.00        9.000000000%
------------------------------------------------- -------------------- ----------------------
Wachovia Bank National Association                   $22,500,000.00        9.000000000%
------------------------------------------------- -------------------- ----------------------
JPMorgan Chase Bank, N.A.                            $20,000,000.00        8.000000000%
------------------------------------------------- -------------------- ----------------------
Wells Fargo Bank, National Association               $20,000,000.00        8.000000000%
------------------------------------------------- -------------------- ----------------------
National City Bank                                   $20,000,000.00        8.000000000%
------------------------------------------------- -------------------- ----------------------
Fifth Third Bank                                     $20,000,000.00        8.000000000%
------------------------------------------------- -------------------- ----------------------
U.S. Bank National Association                       $15,000,000.00        6.000000000%
------------------------------------------------- -------------------- ----------------------
Sovereign Bank                                       $15,000,000.00        6.000000000%
------------------------------------------------- -------------------- ----------------------
Bank of Montreal                                     $10,000,000.00        4.000000000%
------------------------------------------------- -------------------- ----------------------
Israel Discount Bank of New York                     $10,000,000.00        4.000000000%
------------------------------------------------- -------------------- ----------------------
TOTAL:                                               $250,000,000.00      100.0000000000%
------------------------------------------------- -------------------- ----------------------

                                  SCHEDULE 5.16

                              LIST OF SUBSIDIARIES

LINENS `N THINGS CENTER, INC.

BLOOMINGTON MN, L.T., INC.

LNT, INC.

LNT WEST, INC.

LNT SERVICES, INC.

LNT MERCHANDISING COMPANY, LLC

LNT LEASING LLC

LNT LEASING II LLC

LNT LEASING III LLC

LNT VIRGINIA LLC

CITADEL LNT LLC

LINENS `N THINGS INVESTMENT CANADA I COMPANY

LINENS `N THINGS INVESTMENT CANADA II COMPANY

LINENS `N THINGS CANADA LIMITED PARTNERSHIP

LINENS `N THINGS CANADA CORP.

                                  SCHEDULE 5.17

                        LIST OF CONTRACTS WITH AFFILIATES


NONE.

                                  SCHEDULE 7.01

                        LIST OF OUTSTANDING INDEBTEDNESS


Mortgage - Real Property
Amount:           $2,200,825.69
Beneficiary:      IDS Life Insurance Company of New York
                  c/o American Express Financial Corp.
                  2522 AXP Financial Center
                  Minneapolis, MN  55474
Maturity:         August 1, 2012


Standby L/C       #35243
Amount:           $395,189.00
Issuer:           The Bank of New York
Beneficiary:      Reliance Insurance Company
                  5 Hanover Square, 8th Floor
                  New York, NY  10004
Expiration:       December 13, 2004


Committed Lines of Credit

Bank:                      National City Bank
Available Amount:          Canadian $20,000,000.
Amount Outstanding:        Canadian $0.
Expiration:                December 31, 2004

Bank                       Canadian Imperial Bank of Commerce
Available Amount:          Canadian $15,000,000.
Amount Outstanding:        Canadian $0.
Expiration:                June 16, 2005

                                  SCHEDULE 7.02

                             LIST OF EXISTING LIENS


Mortgage - Real Property
Amount:           $2,200,825.69
Beneficiary:      IDS Life Insurance Company of New York
                  c/o American Express Financial Corp.
                  2522 AXP Financial Center
                  Minneapolis, MN  55474
Maturity:         August 1, 2012

                                  SCHEDULE 7.12

                    LIST OF INVESTMENTS, ACQUISITIONS, LOANS


NONE.

                                 SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES

BORROWERS:

Linens 'N Things, Inc.
6 Brighton Road
Clifton, New Jersey 07012
Attn:  David J. Dick
Telephone: (973) 614-7054
Facsimile: (973) 249-4330
Electronic Mail: ddick@lnt.com


ADMINISTRATIVE AGENT:

ADMINISTRATIVE AGENT'S OFFICE
(FOR PAYMENTS AND REQUESTS FOR CREDIT EXTENSIONS):
Bank of America, N.A.
Street Address:              1850 Gateway Blvd.
Mail Code:                   CA4-706-05-09
City, State, ZIP Code:       Concord, CA 94520
Attention:                   Rachel Warford
Telephone:                   (925) 675-8361
Facsimile:                   (888) 969-9285
Electronic Mail:             Rachel.Warford@bankofamerica.com


PAYMENT INSTRUCTIONS:

Bank of America
ABA No.: 111000012
Credit Account No.: 3750836479
Attn:  Rachel Warford, Credit Services
Ref.:  Linens 'N Things, Inc.

OTHER NOTICES AS ADMINISTRATIVE AGENT:

Bank of America, N.A.
Agency Management
Street Address:              100 N. Tryon St.
Mail Code:                   NC1-007-14-24
City, State, ZIP Code:       Charlotte, NC 28255
Attention:                   Judy D. Payne, Vice President
Telephone:                   (704) 386-2941
Facsimile:                   (704) 409-0310
Electronic Mail:             judy.d.payne@bankofamerica.com


L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
Street Address:              333 S. Beaudry Avenue, 19th Floor
Mail Code:                   CA9-703-19-23
City, State, ZIP Code:       Los Angeles, CA 900017-1466
Attention:                   Sandra Leon
                             Vice President
Telephone:                   213-345-5231
Facsimile:                   213-345-6692
Electronic Mail:             sandra.leon@bankofamerica.com


Fleet National Bank
Street Address:              1 Fleet Way
Mail Code:                   PA6-580-02-30
City, State, ZIP Code:       Scranton, PA 18507
Attention:                   Dave Bartnik
Telephone:                   (570) 330-4319
Facsimile:                   (570) 330-3573
Electronic Mail:             david.j.bartnick@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
Street Address:              1850 Gateway Blvd.
Mail Code:                   CA4-706-05-09
City, State, ZIP Code:       Concord, CA 94520
Attention:                   Rachel Warford
Telephone:                   (925) 675-8361
Facsimile:                   (888) 969-9285
Electronic Mail:             Rachel.Warford@bankofamerica.com


PAYMENT INSTRUCTIONS:

Bank of America
ABA No.: 111000012
Credit Account No.: 3750836479
Attn:  Rachel Warford, Credit Services
Ref.:    Linens 'N Things, Inc.

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

Date:  ___________, 20__

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of November 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Linens `N Things, Inc. a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

        The undersigned hereby requests [on behalf of [Insert name of Subsidiary Borrower, if applicable]] (select one):

        [ ] A Borrowing of              [ ] A conversion or
            Committed Loans                 continuation of Loans

         1.   On ___________________________ (a Business Day).

         2.   In the amount of $ ___________.

         3.   Comprised of _________________.
              [Type of Committed Loan requested]

         4. For Eurodollar Rate Loans: with an Interest Period of ______ months.

        The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of SECTION 2.01 of the Agreement.

                                               LINENS `N THINGS, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                                                     EXHIBIT B-1

                               FORM OF BID REQUEST

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of November 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Linens `N Things, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender..

        The Lenders are invited to make Bid Loans:

        1.  On ____________________ (a Business Day).

        2. In an aggregate amount not exceeding $_________ (with any sublimits set forth below).

        3.  Comprised of (select one):

        [ ] Bid Loans based on           [ ] Bid Loans based on Eurodollar
            an Absolute Rate                 [Base] Rate

           BID LOAN NO.         INTEREST PERIOD REQUESTED          MAXIMUM PRINCIPAL AMOUNT REQUESTED
        -------------------- -------------------------------- ---------------------------------------------
        1                    _______days/mos                  $
        2                    _______days/mos                  $
        3                    _______days/mos                  $

        The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of SECTION 2.03(A) of the Agreement.

        The Company authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of EXHIBIT B-2 to the Agreement and must be received by the Administrative Agent by the time specified in SECTION 2.03 of the Agreement for submitting Competitive Bids.

                                               LINENS `N THINGS, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                                                     EXHIBIT B-2

                             FORM OF COMPETITIVE BID

                                                           _______________, 20__

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of November 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Linens `N Things, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

        In response to the Bid Request dated , _______________, 20__, the undersigned offers to make the following Bid Loan(s):

        1.   Borrowing date:  (a Business Day).

        2.   In an aggregate amount not exceeding $     (with any sublimits set
             forth below).

        3.   Comprised of:

                                                                                            ABSOLUTE RATE BID OR
                                INTEREST PERIOD OFFERED                                   EURODOLLAR MARGIN BID*
            BID LOAN NO.                                            BID MAXIMUM
        --------------------- ----------------------------- ----------------------------- -------------------------
        1                     _______days/mos               $                             (- +)  _______%
        2                     _______days/mos               $                             (- +)  _______%
        3                     _______days/mos               $                             (- +)  _______%


Contact Person: _________________________   Telephone: _________________________


                                               [LENDER]

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

----------------------------
* Expressed in multiples of 1/100th of a basis point.

.................................................................................

        THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

                     ---------------- ----------------------------
                       BID LOAN NO.    PRINCIPAL AMOUNT ACCEPTED
                     ---------------- ----------------------------
                                       $
                     ---------------- ----------------------------
                                       $
                     ---------------- ----------------------------
                                       $
                     ---------------- ----------------------------


LINENS `N THINGS, INC.

By: ________________________________
Name: ______________________________
Title: _____________________________
Date: ______________________________

                                                                       EXHIBIT C

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, 20___

To:     Bank of America, N.A., as Swing Line Lender
        Bank of America, N.A., as Administrative Agent

        Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of November 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Linens `N Things, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

        The undersigned hereby requests [on behalf of [Insert name of Subsidiary Borrower, if applicable]] a Swing Line Loan:

        1.   On _____________________   (a Business Day).

        2.   In the amount of $________________.

        The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of SECTION 2.05(A) of the Agreement.


                                               LINENS `N THINGS, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                                                       EXHIBIT D

                                  FORM OF NOTE

                                                       Date: _____________, 20__

        FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among the Company, the Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

        The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                               LINENS `N THINGS, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________


                                              LOANS AND PAYMENTS WITH RESPECT THERETO


                                                                               AMOUNT OF        OUTSTANDING
                                                             END OF          PRINCIPAL OR       PRINCIPAL
                         TYPE OF           AMOUNT OF        INTEREST         INTEREST PAID      BALANCE THIS
       DATE             LOAN MADE          LOAN MADE          PERIOD          THIS DATE            DATE         NOTATION MADE BY
----------------------------------------------------------------------------------------------------------------------------------







                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                 Financial Statement Date: ______________, _____

To:     Bank of America, N.A., as Administrative Agent

Re: Credit Agreement, dated as of November 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" among Linens `N Things, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

        Capitalized terms used herein, which are not otherwise defined herein, shall have the respective meanings ascribed thereto in the Credit Agreement.

        With respect to the financial statements delivered herewith, I hereby certify, on behalf of the Borrowers, to the best of my knowledge as follows:

                (A) All such financial statements are true, complete and correct, and

                (B) All such financial statements have been prepared in accordance with GAAP.

        In addition, I hereby certify, on behalf of the Borrowers, that to the best of my knowledge there exists no violation of any term, covenant or condition of any Loan Document and that no condition or event has occurred that would constitute a Default or Event of Default.

        Attached are the calculations required to establish that the Borrowers are in compliance with SECTIONS 6.10(A), (B) and (C), and SECTIONS 7.1,
        7.5 and 7.12 of the Agreement.


                                               LINENS `N THINGS, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                       Attachment to Officer's Certificate

                       COMPUTATION OF FINANCIAL COVENANTS

                                                           SCHEDULE 3
                                                 TO THE COMPLIANCE CERTIFICATE
                                                         ($ IN 000'S)

                                                             EBITDA
                                          (IN ACCORDANCE WITH THE DEFINITION OF EBITDA
                                                 AS SET FORTH IN THE AGREEMENT)

---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
                                                                                                              Twelve
             EBITDA                    Quarter          Quarter           Quarter           Quarter           Months
                                        Ended            Ended             Ended             Ended             Ended
                                     ----------        ----------        ----------        ----------       ----------
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
Earnings for operations of the
Company an its Subsidiaries on a
Consolidated basis for Subject
Period
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+ interest expense
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+ income taxes
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+ depreciation expense
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+ amortization expense
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+ non-recurring losses
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
- non recurring gains
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
= EBITDA
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------

                                                                       EXHIBIT F

                            ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities1) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

        1.      Assignor:  ______________________________

        2.      Assignee:  ______________________________ [and is an
                           Affiliate/Approved Fund of [identify Lender]]

        3. Borrower(s): Linens `N Things, Inc (the "COMPANY") and any Subsidiary Borrowers


-------------------------
1 Include all applicable subfacilities

        4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

        5. Credit Agreement: Credit Agreement, dated as of November , 2004, among the Company, the Subsidiary Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer, and Swing Line Lender

        6.      Assigned Interest:

----------------------------------- --------------------------- ------------------------------ -----------------------

            AGGREGATE
            AMOUNT OF                       AMOUNT OF                    PERCENTAGE
         COMMITMENT/LOANS                COMMITMENT/LOANS                ASSIGNED OF
         FOR ALL LENDERS*                   ASSIGNED*                 COMMITMENT/LOANS              CUSIP NUMBER
----------------------------------- --------------------------- ------------------------------ -----------------------
           $225,000,000                 $________________              ______________%
----------------------------------- --------------------------- ------------------------------ -----------------------

        [7.     Trade Date: __________________]2

        Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

        The terms set forth in this Assignment and Assumption are hereby agreed to:


                                               ASSIGNOR
                                               [NAME OF ASSIGNOR]

                                               By: _____________________________
                                                   Title:

                                               ASSIGNEE
                                               [NAME OF ASSIGNEE]

                                               By: _____________________________
                                                   Title:


--------------------------------
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: _________________________________
      Title:

[Consented to:]4

By: _________________________________
      Title:














------------------------------
3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

        1.      REPRESENTATIONS AND WARRANTIES.

                1.1.    ASSIGNOR. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2.    ASSIGNEE. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION
6.07 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                       EXHIBIT G

                                     FORM OF
                               SUBSIDIARY GUARANTY



                                  SEE ATTACHED

                                                                       EXHIBIT H

                                     FORM OF
                     SUBSIDIARY BORRROWER JOINDER AGREEMENT

        THIS SUBSIDIARY BORROWER JOINDER AGREEMENT (the "AGREEMENT"), dated as of _____________, 20__, is by and between _____________________, a
___________________ (the "NEW BORROWER"), LINENS N' THINGS, INC., a Delaware corporation (the "COMPANY"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), dated as of November 23, 2004, by and among the Company, the Subsidiary Borrowers party thereto, the Lenders and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

                I. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                II. The Company desires to designate the New Borrower as a Subsidiary Borrower pursuant to SECTION 2.16 of the Credit Agreement and the New Borrower desires to become a Subsidiary Borrower pursuant thereto. The New Borrower is a wholly-owned domestic Subsidiary and a Subsidiary Guarantor.

                Accordingly, the Company and the New Borrower agree as follows with the Administrative Agent, for the benefit of the Lenders:

                A. The Company represents that no Default or Event of Default has occurred and is continuing.

                B. Pursuant to SECTION 2.16 of the Credit Agreement the Company hereby designates the New Borrower as a Subsidiary Borrower under the Credit Agreement and the New Borrower agrees that upon the acceptance hereof by the Agent, the New Borrower (i) shall be, and shall be deemed to be, a "Subsidiary Borrower" under, and as such term is defined in, the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Borrower, and shall have all of the obligations of a Subsidiary Borrower thereunder as if it had executed the Credit Agreement, and (ii) shall have made, and shall be deemed to have made, the representations and warranties as to itself contained in ARTICLE V of the Credit Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Subsidiary Borrowers contained in the Credit Agreement.

                C. There is submitted herewith by the New Borrower the certificate required by SECTION 2.16 of the Credit Agreement together with the required attachments thereto.

                D. The New Borrower hereby designates the following address as its address for notices:

                ____________________________________
                ____________________________________
                Attention:__________________________
                ____________________________________
                Telephone:  (___) _______-__________
                Fax:        (___) _______-__________

                E. This Borrower Addendum shall be governed by and construed in accordance with the laws of the New York without regard to conflicts of laws rules.

                F. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

        IN WITNESS WHEREOF, the New Borrower and the Company have each caused this Subsidiary Borrower Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                               [NEW BORROWER]

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________


                                               LINENS 'N THINGS, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________




Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent


By: _____________________________
Name: ___________________________
Title: __________________________